As filed with the Securities and Exchange Commission on May 17, 2023
Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-8
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

R1 RCM INC.
(Exact Name of Registrant as Specified in Its Charter)

Delaware	87-4340782
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)
R1 RCM Inc.
433 W. Ascension Way
Suite 200
Murray, Utah 84123
(Address of Principal Executive Offices) (Zip Code)

R1 RCM Inc. Fourth Amended and Restated 2010 Stock Incentive Plan
(Full Title of the Plan)

M. Sean Radcliffe
Executive Vice President and General Counsel
R1 RCM Inc.
433 W. Ascension Way
Suite 200
Murray, Utah 84123
(312) 324-7820
(Name and address, including zip code, and telephone number, including area code, of agent for service)

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☒	Accelerated filer	☐

Non-accelerated filer	☐	Smaller reporting company	☐

		Emerging growth company	☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

EXPLANATORY NOTE

R1 RCM Inc. (the “Registrant”) is filing this Registration Statement on Form S-8 with the Securities and Exchange Commission (the “Commission”) to register 4,500,000 additional shares of common stock, $0.01 par value per share, of the Registrant (the “Common Stock”), which represent shares of common stock reserved and available for delivery with respect to awards under the Registrant’s Fourth Amended and Restated 2010 Stock Incentive Plan (the “Plan”) and shares of common stock that may again become available for delivery with respect to awards under the Plan pursuant to the share counting, share recycling and other terms and conditions of the Plan. In accordance with General Instruction E of Form S-8, and only with respect to the Common Stock being registered under the Plan, this Registration Statement hereby incorporates by reference the contents of the Registration Statement on Form S-8, File No. 333-265749, filed by the Registrant with the Commission on June 21, 2022, relating to the Registrant’s Third Amended and Restated 2010 Stock Incentive Plan, except to the extent superseded hereby.

PART II
INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 8. Exhibits.

Number	Description
4.1	R1 RCM Inc. Fourth Amended and Restated 2010 Stock Incentive Plan (incorporated by reference to Exhibit 10.1 to the Registrant’s Current Report on Form 8-K filed with the Commission on May 17, 2023)
5.1*	Opinion of Kirkland & Ellis LLP, counsel to the Registrant
23.1*	Consent of Ernst & Young LLP
23.2*	Consent of Kirkland & Ellis LLP (included in Exhibit 5.1)
24.1*	Powers of Attorney (included on the signature pages of this Registration Statement)
107*	Calculation of Filing Fee Table

* Filed herewith

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Murray, Utah, on this 17th day of May, 2023.

R1 RCM INC.

By: /s/ Lee Rivas
Lee Rivas
Chief Executive Officer

POWER OF ATTORNEY AND SIGNATURES
We, the undersigned officers and directors of R1 RCM Inc., hereby severally constitute and appoint Lee Rivas, Jennifer Williams, Richard B. Evans, Jr. and M. Sean Radcliffe, and each of them singly, our true and lawful attorneys with full power to them, and each of them singly, to sign for us and in our names in the capacities indicated below, the Registration Statement on Form S-8 filed herewith and any and all subsequent amendments to said Registration Statement, and generally to do all such things in our names and on our behalf in our capacities as officers and directors to enable R1 RCM Inc. to comply with the provisions of the Securities Act of 1933, as amended, and all requirements of the Securities and Exchange Commission, hereby ratifying and confirming our signatures as they may be signed by our said attorneys, or any of them, to said Registration Statement and any and all amendments thereto.
Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated on May 17, 2023.

Signature	Title

/s/ Lee Rivas	Chief Executive Officer and Director (Principal Executive Officer)
Lee Rivas

/s/ Jennifer Williams	Chief Financial Officer and Treasurer (Principal Financial Officer)
Jennifer Williams

/s/ Richard B. Evans, Jr.	Corporate Controller (Principal Accounting Officer)
Richard B. Evans, Jr.

/s/ Bradford Kyle Armbrester	Director
Bradford Kyle Armbrester

/s/ Agnes Bundy Scanlan	Director
Agnes Bundy Scanlan

/s/ Brian K. Dean	Director
Brian K. Dean

/s/ Jeremy Delinsky	Director
Jeremy Delinsky

/s/ David M. Dill	Director
David M. Dill

/s/ Michael C. Feiner	Director
Michael C. Feiner

/s/ Joseph Flanagan	Director
Joseph Flanagan

/s/ John B. Henneman III	Lead Director
John B. Henneman III

/s/ Matthew Holt	Director
Matthew Holt

/s/ Neal Moszkowski	Director
Neal Moszkowski

/s/ Ian Sacks	Director
Ian Sacks

/s/ Jill Smith	Director
Jill Smith

/s/ Anthony J. Speranzo	Chair of the Board
Anthony J. Speranzo

/s/ Anthony R. Tersigni	Director
Anthony R. Tersigni

/s/ Janie Wade	Director
Janie Wade